UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported): April 29, 2009

BLUE EARTH SOLUTIONS, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	333-140438	26-1909139
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13511 Granville Ave. Clermont, FL	34711
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (352) 729-0150

__________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATION

Item 1.01                      Entry into a Material Definitive Agreement

On January 14, 2009, Blue Earth Solutions Tennessee, Inc., a Tennessee corporation and a wholly owned subsidiary of the registrant, entered into an agreement (the “Tennessee Agreement”) with The Guardian Life Insurance Company of America, a New York corporation, to purchase the real property and improvements at 4210 B.F. Goodrich Boulevard, Memphis, Tennessee (the “Tennessee Property”).  On February 12, 2009, the parties to the Tennessee Agreement agreed to extend the closing date of the purchase of the Tennessee Property until March 31, 2009.  On March 25, 2009, the parties further agreed to extend the closing of the purchase of the Tennessee Property until April 30, 2009.  On April 29, 2009, the parties further agreed to extend the closing of the purchase of the Tennessee Property until May 31, 2009. (the “Tennessee Amendment”).  All other terms and conditions set forth in the Tennessee Agreement shall remain in full force and effect.

The foregoing summary descriptions of certain terms and conditions of the Tennessee Amendment is necessarily incomplete and is qualified in its entirety by the full terms of the agreement, a copy of which is attached hereto.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01     Financial Statements and Exhibits

Exhibit Number	Description
10.1	Tennessee Amendment

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Blue Earth Solutions, Inc.

/s/Patricia Cohen
Patricia Cohen
Chief Executive Officer